Exhibit 107
Calculation of Filing Fee Table
S-3
(Form Type)
Aurora Innovation, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Common Stock, par value $0.00001 per share	457(o)	-	$-	$-
	Equity	Preferred Stock, par value $0.00001 per share	457(o)	-	$-	$-
	Debt	Debt Securities	457(o)	-	$-	$-
	Equity	Depositary Shares	457(o)	-	$-	$-
	Debt Convertible into Equity	Warrants	457(o)	-	$-	$-
	Other	Subscription Rights	457(o)	-	$-	$-
	Other	Purchase Contracts		-	$-	$-
	Equity	Units	457(o)	-	$-	$-

	Unallocated (Universal Shelf)	-	457(o)	-	$-	$752,999,996.00	0.00014760	$111,142.80
Carry Forward Securities
Carry Forward Securities	Equity	Class A Common Stock, par value $0.00001 per share	415(a)(6)						S-3	333- 271159	04/11/2023
	Equity	Preferred Stock, par value $0.00001 per share	415(a)(6)						S-3	333- 271159	04/11/2023
	Debt	Debt Securities	415(a)(6)						S-3	333- 271159	04/11/2023
	Equity	Depositary Shares	415(a)(6)						S-3	333- 271159	04/11/2023
	Debt Convertible into Equity	Warrants	415(a)(6)						S-3	333- 271159	04/11/2023
	Other	Subscription Rights	415(a)(6)						S-3	333- 271159	04/11/2023
	Other	Purchase Contracts	415(a)(6)						S-3	333- 271159	04/11/2023
	Equity	Units	415(a)(6)						S-3	333- 271159	04/11/2023
	Unallocated (Universal) Shelf	-	415(a)(6)			$97,000,004.00 (4)			S-3	333- 271159	04/11/2023	$10,689.40
	Total Offering Amounts					$850,000,000.00		$111,142.80
	Total Fees Previously Paid							-			-
	Total Fee Offsets							-			-
	Net Fee Due							$111,142.80
(1)The securities registered hereunder include such indeterminate number of (a) shares of Class A common stock, (b) shares of preferred stock, (c) debt securities, (d) depositary shares, (e) warrants to purchase Class A common stock, preferred stock, debt securities or depositary shares of the registrant, (f) subscription rights to purchase Class A common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities of the registrant, (g) purchase contracts, and (h) units consisting of some or all of these securities, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of Class A common stock and preferred stock as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance.

(2)The proposed maximum aggregate offering price per class of security will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities, or that are issued in units.
(3)Estimated solely for the purpose of calculating the registration fee. Subject to Rule 462(b) under the Securities Act, the aggregate initial offering price of Class A Common Stock issued by the registrant pursuant to this registration statement will not exceed $850,000,000.
(4)Pursuant to Rule 415(a)(6) under the Securities Act, the securities being registered hereunder include $97,000,004.00 of unsold securities (collectively, the “Unsold Securities”) previously registered on the registrant’s registration statement on Form S-3 (File No. 333-271159), which was originally filed on April 6, 2023, and declared effective on April 11, 2023 (the “Prior Registration Statement”). The Prior Registration Statement registered securities for a proposed maximum aggregate offering price of $350,000,000. In connection with the filing of the Prior Registration Statement, the registrant paid a registration fee of $38,570.00, of which $10,689.40 related to the Unsold Securities. In accordance with Question 212.24 of the Securities and Exchange Commission, Division of Corporation Finance’s Compliance and Disclosure Interpretations regarding Securities Act Rules, the registrant is not required to pay any additional fee with respect to the $97,000,004.00 of unsold securities being included in this registration in reliance on Rule 415(a)(6), because such unsold securities (and associated fees) are being moved from the Prior Registration Statement to this registration statement. Accordingly, the Amount of Registration Fee in the table above reflects only the registration fee attributable to the $752,999,996.00 of new securities registered on this registration statement. Pursuant to Rule 415(a)(6) of the Securities Act, the $10,689.40 registration fee previously paid by the registrant relating to the Unsold Securities included on this registration statement will continue to be applied to such Unsold Securities. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities under the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.